Exhibit 10.12

March 24, 2021

Thomas A. Fitzgerald

39 Nehoiden Road

Waban, MA 02468

Dear Tom,

On the date of this letter agreement, you and TransCode Therapeutics, Inc. (the “Company”) entered into an Employment Agreement. This letter is to confirm our mutual understanding that these agreements become effective upon the Company’s receipt of gross proceeds of $5 million or more from issuances of equity or convertible debt or from partnering arrangements.

Please sign in the space provided below signifying your understanding of and accord with the effectiveness of the Employment Agreement as set forth in the prior paragraph, then return one signed original of this letter agreement to the Company. You should retain a copy of this letter agreement as executed with your copy of your Employment Agreement.

Should you have any questions, please contact me.

Sincerely,

/s/ R. Michael Dudley

R. Michael Dudley

CEO

Read and accepted:	/s/ Thomas A. Fitzgerald	Date:	March 24 ,2021
Thomas A. Fitzgerald

TRANSCODE THERAPEUT I C S , I N C . • 6 L I B E R T Y S Q U A R E # 2 3 8 2 • B O S T O N , MA 02109